IMAX CORPORATION

EXHIBIT 10.43

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 5, 2008, by and between IMAX Corporation, a corporation incorporated under the federal laws of Canada (the “Company”), and each of the entities whose names appear on the signature page hereof (each, an “Investor” and collectively, the “Investors”).

A. The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, common shares, without par value, of the Company (the “Common Shares”). The aggregate number of Common Shares purchased and sold pursuant to this Agreement shall be 2,726,447 Common Shares and shall collectively be referred to herein as the “Securities”. The Securities shall be allocated among the Investors as is set forth on the signature page hereto.

B. The sale of the Securities by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES.

1.1 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Investors agree to purchase the Securities for a purchase price equal to an amount per Common Share calculated as the average closing price of the Common Shares on the Nasdaq Global Market over the five (5) Trading Days ending on the last Trading Day prior to the later of (i) the date hereof and (ii) five (5) days prior to the Closing Date (the “Per Share Price”). The aggregate purchase price shall be determined by multiplying the Per Share Price by the total number of Common Shares being sold hereunder (the “Purchase Price”). The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date” and will be on or about May 8, 2008. If the Closing occurs on or before May 9, 2008, the Per Share Price will be $6.602, and the Purchase Price will be $18,000,000.00. The Closing will be deemed to occur at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, when (A) this Agreement has been executed and delivered by the Company and each Investor, (B) each of the conditions to the Closing described in Section 5 of this Agreement has been satisfied or waived as specified therein and (C) full payment of the Purchase Price has been made by the Investors to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Securities being purchased by the Investors, registered in the name and address of the Investors as is set forth on the signature page hereto.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. For the purposes of this definition, “control” (including the terms “controlling” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“beneficial ownership”, “beneficially own” and “beneficial owner” shall have the meaning set forth in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i)) of the Exchange Act.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which The NASDAQ Global Market is closed or on which banks in The City of New York are required or authorized by law to be closed.

“Closing” has the meaning specified in Section 1.1 of this Agreement.

“Closing Date” has the meaning specified in Section 1.1 of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” has the meaning specified in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Filing Deadline” has the meaning specified in Section 4.2(a) of this Agreement.

“First Quarter Form 10-Q” means the Company’s Form 10-Q for the fiscal quarter ended March 31, 2008 provided to the Investors in draft form.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof having jurisdiction over the Company and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Intellectual Property” has the meaning specified in Section 3.16 of this Agreement.

“Investor Party” has the meaning specified in Section 4.7 of this Agreement.

“Law” means any applicable federal, state, local or foreign or provincial law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Authority, including common law.

“Material Adverse Effect” means, with respect to any Person, any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences (i) has or would be reasonably expected to have a material adverse effect on or with respect to the business, results of operation or financial condition of such Person and its Subsidiaries, if any, taken as a whole, or (ii) that prevents or materially delays or materially impairs the ability of such Person to consummate the transactions contemplated by this Agreement.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the NASDAQ Global Market or such other principal exchange or market on which the Common Shares are then listed or traded.

“Prospectus” has the meaning specified in Section 4.2(c) of this Agreement.

“Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

“Registration Deadline” has the meaning specified in Section 4.2(b) of this Agreement.

“Registration Default” has the meaning specified in Section 4.4(e) of this Agreement.

“Registration Penalty” has the meaning specified in Section 4.4(e) of this Agreement.

“Registration Statement” has the meaning specified in Section 4.2(a) of this Agreement.

“Registration Statement Termination Date” has the meaning specified in Section 4.2(c) of this Agreement.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“SEC Reports” means (i) the Company’s Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008, (ii) each form, document, statement and report filed by the Company since March 17, 2008, and (iii) the First Quarter Form 10-Q.

“Securities” has the meaning specified in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Suspension” has the meaning specified in Section 4.4(b) of this Agreement.

“Suspension Notice” has the meaning specified in Section 4.4(b) of this Agreement.

“Takedown Notice” has the meaning specified in Section 4.4(c) of this Agreement.

“Trading Day” means any day on which the Common Shares are purchased and sold on the Principal Market.

“Trading Market” means the NASDAQ Global Market or the Toronto Stock Exchange, or any national securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

Each Investor hereby represents and warrants to the Company and agrees with the Company, that, as of the date hereof:

2.1 Enforceability. Such Investor has the requisite power and authority to purchase the Securities to be purchased by it hereunder and to execute, deliver and perform its obligations pursuant to this Agreement. This Agreement constitutes, upon execution and delivery thereof, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2 Investor Status. At the time such Investor was offered the Securities, such Investor was and at the date hereof, is (i) an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act, (ii) not formed or organized with the specific purpose of making an investment in the Company and (iii) not a resident of or located in Canada. Such Investor’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Investor has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

2.3 Purchase Entirely for Own Account. Such Investor is acquiring the Securities for its own account and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.

2.4 Information. Such Investor acknowledges that it has been provided with information regarding the business, operations and financial condition of the Company and has, prior to the date hereof, been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company in order for such Investor to make an informed decision with respect to its investment in the Securities. Such Investor has sought such accounting, legal and tax advice as it deems appropriate in connection with its proposed investment in the Securities.

2.5 Securities Not Registered in the United States. Such Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Investor until a subsequent disposition thereof is registered under the Securities Act, including pursuant to the Registration Statement, or is exempt from such registration.

2.6 Securities Not Qualified in Canada. Such Investor also understands that the Securities will not be qualified for sale under the securities laws of any province or territory of Canada.

2.7 Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

2.8 Common Stock Ownership. Such Investor’s investment in the Securities is not for the purpose of acquiring, directly or indirectly, control of, and they have no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

2.9 Investors’ Financing. At the Closing, such Investor will have all funds necessary to pay to the Company the Purchase Price for the Securities being purchased by such Investor hereby in immediately available funds.

2.10 Brokers. Such Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

2.11 No Governmental Review. Such Investor understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.12 No General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

2.13 Trading in Common Shares. Since the date such Investor initially was contacted by the Company through the date of this Agreement, such Investor has not entered into any purchase or sale of Common Shares or executed any Short Sales. For purposes of this Section, “Short Sales” means all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps (including on a total return basis) and sales. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the Common Shares (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.14 Reliance on Information. Such Investor has, in connection with such Investor’s decision to purchase the Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and in the SEC Reports, and such Investor has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Investor’s own counsel and has not relied upon or consulted counsel of the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the date hereof:

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to carry on its business as now conducted. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to carry on its business as now conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation in the case of a Subsidiary of the Company would not, individually or in the aggregate, have a Material Adverse Effect.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Securities to the Investors in accordance with the terms hereof. All consents, approvals, orders and authorizations required on the part of the Company or its Subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain would not have a Material Adverse Effect.

3.3 Enforcement. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) with respect to the enforcement of any rights to indemnity and contribution, federal and state securities laws and principles of public policy.

3.4 SEC Reports. The Company has filed on a timely basis with the SEC all SEC Reports. The SEC Reports constitute all of the documents required to be filed by the Company with the Commission under Section 13 or 14 of the Exchange Act since December 31, 2007. Each SEC Report other than the First Quarter Form 10-Q, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the date hereof, then on the date of such amending or superseding filing) or as of the date hereof in the case of the First Quarter Form 10-Q, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder. The SEC Reports, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) and as of the date hereof, did not and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such amending or superseding filing), the financial statements of the Company included in the SEC Reports (including, in each case, any related notes), including any SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been or will be prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements as permitted by Form 10-Q of the Commission) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

3.5 Absence of Certain Changes. Except as otherwise disclosed in the SEC Reports, since December 31, 2007, the Company and its subsidiaries have conducted their business in the ordinary course and, since such date, the Company has not suffered any change or effect that has resulted, or would result, in a Material Adverse Effect.

3.6 Capitalization. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any Common Shares, is as set forth in the SEC Reports. All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances created by the Company and are not subject to preemptive rights. Other than as contemplated by this Agreement and as described in the SEC Reports, there are no options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth in the SEC Reports, no holder of any of the securities of the Company or any of its Subsidiaries has any rights (“demand”, “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

3.7 Due Authorization; Valid Issuance. The Securities are duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free of pre-emptive or similar rights and free and clear of all liens, encumbrances and other restrictions (other than those arising under federal, provincial or state securities laws as a result of the private placement contemplated hereby).

3.8 No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in any violation of any provisions of the Company’s charter, bylaws or any other organizational or charter document, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not have a Material Adverse Effect, or (iii) result in a violation of any Law to which the

Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not have a Material Adverse Effect.

3.9 General Solicitation; No Integration. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Securities. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2 of this Agreement, the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Securities sold pursuant to this Agreement.

3.10 Listing and Maintenance Requirements. The Company has no action pending to delist the Common Shares from any Trading Market on which the Common Shares are or have been listed or quoted, nor has the Company received any notification that any such Trading Market is currently contemplating terminating such listing, and the Company has complied with all notification and filing requirements as may be required pursuant to the rule and regulations of the Principal Market with respect the sale of Securities contemplated hereby.

3.11 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect.

3.12 Disclosure. No statements by the Company contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, required to be delivered by the Company to the Investors under this Agreement contain any untrue statement of material fact or omits (when read together with all such other statements) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.13 Stockholder Consent. No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement or to consummate the transactions contemplated hereby and thereby.

3.14 Litigation. Except as otherwise disclosed in the SEC Reports, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such), which would have a Material Adverse Effect, and (ii) there is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its respective directors or officers (in their capacities as such) relating to the business of the Company, the presence of which would have a Material Adverse Effect. To the Company’s knowledge, no circumstances exist that could form a valid basis for a claim against the Company as a result of the conduct of the Company’s business (including, without limitation, any claim of infringement of any intellectual property right) that would have a Material Adverse Effect.

3.15 Governmental Permits. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess would not have a Material Adverse Effect.

3.16 Intellectual Property. Each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a Material Adverse Effect. Except as set forth in the SEC Reports, (i) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has received any notice of any infringement rights by a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect.

4.	OTHER AGREEMENTS OF THE PARTIES.

4.1 Transfer Restrictions.

(a) Each Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act (including pursuant to the Registration Statement) or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. As the Securities will not be qualified for sale under the securities laws of any province or territory of Canada, each Investor agrees that it will not offer, sell or distribute any of the Securities, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof before the date that is four months and one day after the Closing Date, and after such time, only in accordance with Canadian securities law. In connection with any transfer of Securities other than pursuant to an effective registration statement (including the Registration Statement) or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities in the following circumstances:

(x) as contemplated in the Registration Statement;

(y) by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that (i) it is an Affiliate of the Investor and (ii) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and further provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities; and

(z) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following such Investor’s default under such margin arrangement.

(b) Each Investor agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any certificate evidencing Securities substantially to the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (E) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN CANADA OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT THEREOF BEFORE SEPTEMBER 9, 2008 AND AFTER SUCH TIME, ONLY IN ACCORDANCE WITH CANADIAN SECURITIES LAW.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

4.2 Registration Rights – Obligations of the Company. The Company shall:

(a) subject to receipt of necessary information from the Investors, prepare and file with the Commission, on or before the date which is 210 days from the date hereof (the “Filing Deadline”), a registration statement (the “Registration Statement”) to enable the resale of the Securities by the Investors from time to time on the Principal Market or in privately-negotiated transactions;

(b) use commercially reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective within 90 days after the Registration Statement is filed by the Company (the “Registration Deadline”);

(c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) and take all other such actions (subject to Section 4.2.(d) and Section 4.2(e)) as may be necessary to keep the Registration Statement current and effective for a period not exceeding the earlier of (i) the date on which the Investors may sell all Securities then held by the Investors without restriction by the volume limitations of Rule 144(e) of the Securities Act, as determined by the Investors in their entire discretion or (ii) such time as all Securities purchased by the Investors pursuant hereto have been sold pursuant to a Registration Statement (the “Registration Statement Termination Date”);

(d) promptly furnish to the Investors with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by the Investors; provided, however, that the obligation of the Company to deliver copies of Prospectuses or preliminary Prospectuses to an Investor shall be subject to the receipt by the Company of reasonable assurances from such Investor that such Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary Prospectuses;

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investors; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 4.2 and the registration of the Securities pursuant to the Registration Statement (which shall include, for the avoidance of doubt, reasonable expenses of one counsel chosen by the Investors for the review of the Registration Statement), regardless of whether a Registration Statement becomes effective; provided, however, that reimbursement for expenses of one counsel chosen by the Investors for the review of the Registration Statement shall be limited to a maximum of US$50,000, in the aggregate, of such reasonable, actual fees and expenses; and

(g) advise the Investors, promptly (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued, (ii) when the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (iii) subject to Section 4.2(d), after the Company shall receive notice or obtain knowledge of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

4.3 Registration Rights – Obligations of the Investors. Each Investor agrees that it will:

(a) promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Investor or their plan of distribution;

(b) after the Registration Statement has become effective, sell all of the Securities before any other Common Shares beneficially owned by such Investor or by any Affiliate of such Investor are sold;

(c) promptly notify the Company when all of the Securities have been sold; and

(d) promptly notify the Company at such time as the Investors may sell all Securities then held by the Investors without restriction by the volume limitations of Rule 144(e) of the Securities Act and the date of such determination.

4.4 Maintenance of Registration Statement.

(a) Except in the event that either or both of paragraphs (d) or (e) below applies, the Company shall promptly (i) prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investors copies of any documents filed pursuant to Section 4.4(a)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 4.4(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investors to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investors when the amendment has become effective).

(b) Subject to paragraph (c) below, in the event of (i) any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall cause to be received by the Investors a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Investor will refrain from selling any Securities not already sold pursuant to the Registration Statement (a “Suspension”) until such Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Subject to paragraph (c) below, in the event of any Suspension, the Company will use commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, the Investors shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 4.4(b).

(c) Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Investors a certificate (a “Takedown Notice”) signed by the President or Chief Executive Officer of the Company, stating that its Board of Directors has made the good faith determination (i) that continued use by the Investors of the Registration Statement for purposes of effecting offers or sales of the Securities pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any of its proposed material transactions, and (ii) that such premature disclosure would be materially detrimental to the Company, then (x) the Company may postpone the filing or effectiveness of such Registration Statement, or (y) suspend the right of the Investors to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of the Securities pursuant thereto. Upon receipt of a Takedown Notice, each Investor will refrain from selling any Securities not already sold pursuant to the Registration Statement (a “Takedown”) until such Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to postpone the filing or effectiveness of, or suspend the use of, the Registration Statement more than two (2) times in any twelve (12) month period, and the aggregate number of days during which the filing or effectiveness of, or the suspension of the use of, the Registration Statement may be postponed or suspended shall not exceed ninety (90) days in any such (12) month period. Each Investor hereby covenants and agrees that it will not sell any Securities pursuant to the Registration Statement during a period in which the ability to sell thereunder is suspended as set forth in this Section 4.4(c) and will maintain in confidence the fact and content of any notice provided under this Section 4.4(c).

The effectiveness of the Registration Statement may not be postponed and the rights of each Investor to sell Securities under the Registration Statement may not be suspended under this Section 4.4(c) unless the Company has similarly suspended distribution rights under any other effective registration statement of which it is the registrant (except for registration statements on Form S-8) and has similarly suspended the rights of its officers and directors to trade in its securities for at least the same period.

(d) Provided that a Suspension or a Takedown is not then in effect, each Investor may sell Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investors and to supply copies to any other parties requiring such Prospectuses.

(e) If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after the Registration Statement has been declared effective by the Commission, other than during a Takedown, sales of Securities cannot be made by the Investors under the Registration Statement for any reason not within the exclusive control of the Investors or (iii) other than during a Takedown, an amendment or supplement to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of this Agreement is not filed as required hereunder (each of the events described in the foregoing clauses (i), (ii) and (iii) being referred to herein as a “Registration Default”), the Company shall make cash payments to the Investors (the “Registration Penalty”), as liquidated damages and not as a penalty, equal to three-quarters of one percent (0.75%) of the Per Share Price for each of the Securities subject to the Registration Statement for the first 90-day period or portion thereof following the Registration Default, and thereafter the Registration Penalty shall increase by an incremental three-quarters of one percent (0.75%) of the Per Share Price for each of the Securities subject to the Registration Statement for each successive 90-day period or portion thereof during which the Registration Default exists and is continuing, provided that in no event shall the Registration Penalty exceed three percent (3.00%) of the Purchase Price, provided further that no Registration Penalty shall accrue after the Registration Statement Termination Date, and provided further that no Registration Penalty shall accrue during any Takedown. Upon the cure of all Registration Defaults, the accrual of the Registration Penalty will automatically cease. The Registration Penalty shall be computed based on the actual number of days elapsed in each 90-day period in which a Registration Default exists, and each payment required to be made under this Section 4.4(e) shall be made within five (5) Business Days following the last day of each 90-day period in which a Registration Default exists. Any such payment shall be the sole monetary remedy available to the Investors pursuant to the terms hereof or otherwise.

4.5 Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, the name of any Investor or the name of any Affiliate of any Investor in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

4.6 Listing. The Company hereby agrees to use reasonable best efforts to maintain the listing and trading of its Common Shares on the NASDAQ Global Market and the Toronto Stock Exchange (or another nationally recognized Trading Market). The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause all of the Securities to be listed on such other Trading Market as promptly as possible.

4.7 Indemnification of Investors. (a) The Company will indemnify and hold each Investor and, if applicable, their trustees, beneficiaries and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to any action instituted against an Investor or its Affiliates with respect to or based upon (i) in the case of the Registration Statement, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of any Prospectus, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) any breach of the Company’s representations, warranties or covenants under this Agreement (unless such breach is based upon a breach of such Investor’s representations, warranties or covenants under this Agreement or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The failure of an Investor Party to deliver written notice to the Company within a reasonable time of the delivery of notice of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve the Company of any liability to such Investor Party under this Section 4.7 with respect to such action, but the omission so to deliver written notice to the Company will not relieve the Company of any liability that it may have to such Investor Party otherwise than under this Section 4.7 or with respect to any other action. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to such Investor Party’s fraud, gross negligence, willful misconduct or malfeasance or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement.

(b) In the event that the indemnity provided in this Section 4.7 is unavailable or insufficient to hold harmless an Investor Party (other than by reason of exceptions provided herein), the Company agrees to contribute to the aggregate Losses to which such Investor Party may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Investor Party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The Company and the Investors agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 4.7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

4.8 Standstill.

(a) Each Investor covenants and agrees that, except as set forth herein, neither such Investor nor any of its Affiliates shall directly or indirectly, in one transaction or a series of related transactions:

(i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, (x) any securities or direct or indirect rights to acquire any securities of the Company or any Subsidiary of the Company, or of any successor of the Company or any such Subsidiary, or (y) any assets of the Company or any division thereof or of any successor of the Company or any Subsidiary of the Company; provided, however, that the Investors shall be permitted to acquire, directly or indirectly, by purchase or otherwise, such number of securities or direct or indirect rights to acquire any securities of the Company as shall permit the Investors and their Affiliates to maintain their ownership percentage at 19.9% of the total issued and outstanding Common Shares;

(ii) seek or propose to influence or control the management or policies of the Company, make or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote any voting securities of the Company or any Subsidiary, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company or any Subsidiary;

(iii) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any merger, amalgamation, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary or any of their securities or assets;

(iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a “group” within the meaning of Section 13(d)(3) of the Exchange Act, or relating in any way to, the Company or any of its securities;

(v) sell or otherwise transfer Common Shares to any Person or any Persons constituting a “group” within the meaning of Section 13(d)(3) of the Exchange Act, which after such sale or transfer would be the beneficial or record owner of 5% or more of the then outstanding Common Shares, unless each such Person agrees to be subject to the restrictions of this Section 4.8; provided, however, that the foregoing shall not apply to any sale or transfer of Common Shares in a bona fide public offering or ordinary broker transactions; or

(vi) request the Company, directly or indirectly, to amend or waive any provision of this Section 4.8 in a manner that would require any public disclosure by the Company, such Investor or any other Person.

(b) Each Investor’s obligations under this Section 4.8, except for the obligations under Section 4.8(a)(v), shall terminate immediately upon the fifth anniversary of this Agreement and each Investor’s obligations under Section 4.8(a)(v) shall terminate upon the earlier of (i) the fifth anniversary of this Agreement and (ii) the date when the Investors and their Affiliates beneficially own less than 14.56% of the outstanding Common Shares.

5.	CONDITIONS TO CLOSING.

5.1 Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase the Securities at Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.1.1

the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date); provided, however, that such representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as so qualified;

5.1.2	the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

5.1.3	the Company shall have delivered to such Investor a certificate, signed by a Co-Chief Executive Officer of the Company or the Chief Financial Officer of the Company and dated as of the Closing Date, certifying (i) that the conditions specified in Sections 5.1.1 and 5.1.2 above have been fulfilled, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein, (ii) all resolutions of the Board of Directors (and committees thereof) relating to the Agreement and the transactions contemplated thereby and (iii) the incumbency of all officers of the Company executing the Agreements and any other agreement or document contemplated thereby;

5.1.4	the Company shall have delivered to such Investor opinions from McCarthy Tétrault LLP and/or Shearman & Sterling LLP, dated as of the Closing Date, covering the matters set forth in Exhibit A;

5.1.5	the Company shall have delivered to such Investor a duly executed certificate representing the Securities being purchased by such Investor at the Closing;

5.1.6	trading in the Common Shares shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Shares shall have been at all times since such date listed for trading on a Trading Market; and

5.1.7	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

5.2 Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1	the representations and warranties of such Investor set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date); provided, however, that such representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as so qualified;

5.2.2	such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Investor on or before the Closing;

5.2.3	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby; and

5.2.4	the Investors shall have tendered to the Company the Purchase Price for the Securities being purchased by it at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit B hereto.

6.	MISCELLANEOUS.

6.1 Termination. This Agreement may be terminated by the Company or the Investors, by written notice to the other party, if the Closing has not been consummated by May 16, 2008; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2 Survival; Severability. The covenants and indemnities, agreements, representations and warranties made by the parties herein shall survive the Closing, provided, however, that the representations and warranties set forth or made by each Investor herein will terminate upon the final sale by such Investor of such Investor’s Securities. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Investor may assign their respective rights and obligations hereunder, in connection with any private sale or transfer of the Securities in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement without the written consent of the Investors.

6.4 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

6.5 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Company and each Investor will be entitled to seek specific performance under this Securities Purchase Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan of the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby waives all rights to a trial by jury.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or any Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

IMAX Corporation

110 East 59th Street

Suite 2100

New York, New York 10022

Attn: Robert D. Lister, Esq.

Tel: (212) 821-0100

Fax: (212) 371-7584

with a copy (which shall not constitute notice) to:

Jason R. Lehner, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Tel: (212) 848-4000

Fax: (212) 848-7179

If to the Investors:

Kevin Douglas

125 E Sir Francis Drake Boulevard

Larkspur, California 94939-1860

Tel: (415) 526-2200

Fax: (415) 526-2214

with a copy (which shall not constitute notice) to:

James Black, Esq.

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Tel: (415) 773-5700

Fax: (415) 773-5759

6.10 Fees and Expenses. The Company shall pay all expenses incurred incident to the negotiation, preparation, execution, delivery and performance of this Agreement, including reasonable fees and expenses of the Investors’ legal advisers incurred on or prior to the Closing Date. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

6.11 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Investors, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

IMAX CORPORATION

By:	/s/ Richard L. Gelfond

	Name:	Richard L. Gelfond

	Title:	Co-Chief Executive Officer

K&M DOUGLAS TRUST			JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’ TRUST

By:	/s/ Kevin Douglas		By:	/s/ Kevin Douglas
	Name:	Kevin Douglas		Name:	Kevin Douglas
	Title:	Trustee		Title:	Trustee

By:	/s/ Michelle M. Douglas		By:	/s/ Michelle M. Douglas
	Name:	Michelle Douglas		Name:	Michelle Douglas
	Title:	Trustee		Title:	Trustee

Number of Securities: 1,172,372			Number of Securities: 736,141

DOUGLAS FAMILY TRUST			JAMES E. DOUGLAS III

By:	/s/ James Douglas		/s/ James E. Douglas
	Name:	James Douglas
	Title:	Trustee	Number of Securities: 272,645

By:	/s/ Jean A.Douglas
	Name:	Jean Douglas
	Title:	Trustee

Number of Securities: 545,289

In connection with the Securities Purchase Agreement, please provide the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your share certificate(s)). You may use a nominee name if appropriate:

Douglas Family Trust (545,289)

James Douglas and Jean Douglas Irrevocable Descendants’ Trust (736,141)

James E. Douglas III (272,645)

K&M Douglas Trust (1,172,372)

2.	The mailing address at which the Registered Holder listed in response to item 1 above would like to receive share certificate(s) and closing documents:

c/o Douglas Telecommunications, Inc

125 E. Sir Francis Drake Blvd., Ste. 400

Larkspur, CA 94939

1.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Douglas Family Trust – ###-##-####

James Douglas and Jean Douglas Irrevocable Descendants’ Trust – 94-6729163

James E. Douglas, III – ###-##-####

K&M Douglas Trust – ###-##-####

EXHIBIT A

FORM OF LEGAL OPINIONS

McCARTHY TÉTRAULT LLP

(1)	The Company is a corporation duly organized, validly existing and in good standing under the federal laws of Canada.

(2)	The Securities have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of the Securities Purchase Agreement will be validly issued, fully paid and nonassessable, and the issuance of the Securities will not be subject to any pre-emptive rights or similar rights restricting the transfer of the Securities under the Canada Business Corporations Act or the Company’s Articles of Incorporation or By-Laws or, to our knowledge, otherwise.

(3)	The Company has full corporate power and corporate authority to enter into, perform, and consummate the transactions contemplated by the Agreement.

(4)	The Agreement has been duly authorized by all necessary corporate action on the part of Company.

(5)	The execution, delivery, and performance of the Agreement by Company and the consummation by Company of the transactions to be consummated at Closing do not conflict with or violate the Company’s charter, bylaws or any other organizational or charter document.

(6)	The execution, delivery and performance of the Agreement by Company and the consummation of the transactions contemplated thereby by Company to be consummated at the Closing do not and will not require Company to obtain any consent, approval, authorization, license, waiver, qualification, order or permit of, or require the Company to make any filing with or notification to, any Canadian federal or Ontario governmental or regulatory authority, domestic or foreign, except (a) for compliance with applicable requirements, if any, of Canadian securities laws, (b) for compliance with applicable requirements, if any, of The Toronto Stock Exchange, and (c) any filings, registrations and qualifications which if not made, would not be expected to have a Material Adverse Effect.

SHEARMAN & STERLING LLP

(1)	The Agreement has been duly executed and delivered by Company and is a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(2)	The offer, sale and issuance of the Securities to be issued in accordance with the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

EXHIBIT B

WIRE INSTRUCTIONS

Destination Bank:	WACHOVIA BANK N.A. NEW YORK

ABA Number:	026005092

SWIFT:	PNBPUS3NNYC

Beneficiary’s Bank :	BANK OF MONTREAL INT’L BANKING H.O. MONTREAL

SWIFT:	BOFMCAM2

Beneficiary Customer:	IMAX CORPORATION

Account Number:	24774700073